                                                                   EXHIBIT 10.23

[BankAmerica letterhead]


                                                                    CONFIDENTIAL


July 10, 1998




United States Enrichment Corporation               USEC, Inc.
6903 Rockledge Drive                               6903 Rockledge Drive
Bethesda, MD 20817-1818                            Bethesda, MD 20817-1818

Attn:    Sarah A. Van Lierde
         Treasurer

Ladies and Gentlemen:

Bank of America National Trust and Savings Association ("Bank of America"), as underwriter (the "Underwriter"), is pleased to advise you that it is willing, subject to the terms and conditions contained in this letter and in the attached Summary of Terms and Conditions (the "Term Sheet"), to commit to lend to USEC Inc. (the "Borrower") up to $700,000,000 of senior credit facilities which include $550,000,000 in acquisition facilities available in the form of
(i) a $400,000,000 364-day revolving credit facility and (ii) a $150,000,000 364-day revolving credit facility which is convertible at the option of the Borrower to a one-year term loan facility (the "Acquisition Facilities") and $150 million in a working capital facility which takes the form of a $150,000,000 five year revolving credit facility (the "Working Capital Facility," and together with the Acquisition Facilities, the "Facilities"). Upon your acceptance of this commitment, BancAmerica Robertson Stephens ("BARS") will endeavor as arranger (the "Arranger") to assemble a syndicate of lenders (together with Bank of America, the "Lenders"). Bank of America will serve as administrative agent for the Facilities (the "Administrative Agent").
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United States Enrichment Corporation
July 10, 1998
Page 2


BARS is a wholly-owned, direct subsidiary of BankAmerica Corporation, the parent company of Bank of America, and is a registered broker-dealer. Please refer to the attached "Disclosure Statement" for important additional information on this relationship.

The fees payable to the Arranger and the Underwriter in connection with the Facilities are set forth in a separate letter of even date herewith (the "Fee Letter"). Additionally, the annual agency fee payable to the Administrative Agent is set forth in the Fee Letter.

It is agreed that Bank of America will act as the sole and exclusive Administrative Agent for the Facilities, and that BARS will act as the sole and exclusive Arranger for the Facilities. You agree that no other underwriters, agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter) will be paid in connection with the Facilities unless you and we shall so agree.

You hereby authorize BARS to commence syndication efforts immediately and agree actively to assist BARS in achieving a syndication that is satisfactory to BARS, Bank of America and the Borrower. The Arranger will approach only U.S.-owned lenders(1) for the syndication of the Acquisition Facilities and financial institutions for the Working Capital Facility. To assist BARS in its syndication efforts, (i) you agree to promptly prepare and provide to BARS and Bank of America all information which we may reasonably request, including all financial information and projections, (ii) you understand that in arranging and syndicating the Facilities we may use and rely upon the information and projections without independent verification thereof (iii) you agree to use commercially reasonable efforts to ensure that the syndications efforts benefit materially from your existing banking relationships, (iv) you agree to host with BARS one or more meetings with prospective Lenders and you agree to make certain members of senior management (including, at a minimum, the Chief Executive Officer





------------------

1 As defined by the Bright Line Tests and presumptions as described in the United States Enrichment Corporation Statutory Requirements, Attachment 1, under the definition of the "Determination of 'Foreign' Status", section B (Presumptions), tests (i) through (viii).

United States Enrichment Corporation
July 10, 1998
Page 3




and Chief Financial Officer) available for these meetings, and (v) you agree to assist in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication. The Borrower represents that the information and disclosures made by the Borrower in discharging its agreements hereunder will be true and correct in all material respects. The Borrower represents that such information and disclosures will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not false or misleading. BARS, as Arranger, will manage all aspects of the syndication and reserves the right to allocate the commitments from and fees offered to the Lenders.

BARS shall be entitled, with your consent (not to be unreasonably withheld), to change the pricing, terms and structure of the Facilities if BARS determines that such changes are advisable to insure a successful syndication of the Facilities; provided the total amount of the Facilities remain unchanged. Bank of America's commitment hereunder is subject to the agreements in this paragraph, provided, however, that BARS has utilized its best efforts to syndicate the Facilities at pricing and terms specified herewith as evidenced by screening of the potential lenders within one week pre or post a bank meeting.

In addition to the conditions to funding or closing set forth in the Term Sheet, Bank of America's commitment to provide financing hereunder and the Arranger's agreement to syndicate loans is subject to, among other conditions,
(i) the negotiation and execution of a definitive credit agreement and other related documentation (the "Credit Agreement") satisfactory to the Lenders,
(ii) there being no material adverse change in the reasonable opinion of BARS and Bank of America in the financial condition, business, operations, properties or prospects of the Borrower or the Borrower and its consolidated subsidiaries from the date of the audited financial statements most recently provided prior to the date hereof, (iii) the non-occurrence of any material adverse change in loan syndication or capital market conditions after the date of this letter, generally, which in the reasonable opinion of BARS, would affect our syndication efforts in respect of any portion of the Facilities, and
(iv) until the earlier of September 30, 1998 or notification by BARS of the completion of the syndication of the Facilities, there be no competing offering, placement, or arrangement of any bank or related financing involving potential participants in the Facilities by or on behalf of the Borrower (it being expressly understood that the
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United States Enrichment Corporation
July 10, 1998
Page 4




Borrower's expected long term public debt issuance and commercial paper program will not be regarded as a competing offering).

Whether or not the transactions contemplated hereby are consummated, the Borrower and United States Enrichment Corporation, a federally chartered corporation ("USEC"), hereby agree to indemnify and hold harmless each of Bank of America and BARS, and their respective directors, officers, employees and affiliates (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) and expenses that arise out of, result from or in any way relate to this commitment letter, or the providing or syndication of the Facilities, and to reimburse each indemnified person, upon its demand, for any legal or other expenses (including the allocated cost of in-house counsel) incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such indemnified person is a party to any action or proceeding out of which any such expenses arise), other than any of the foregoing claimed by any indemnified person to the extent incurred by reason of the gross negligence or willful misconduct of such person. Neither Bank of America nor BARS, nor any of their affiliates, shall be responsible or liable to the Borrower, USEC or any other person for any consequential damages which may be alleged. The obligations contained in this paragraph will survive the closing of the Facilities.

In addition, the Borrower and USEC hereby agree to reimburse or shall cause to be reimbursed Bank of America and the Arranger at closing or within 30 days upon receipt of an invoice for their reasonable out-of-pocket costs and expenses incurred at any time, including, without limitation, (i) costs and expenses in connection with the preparation and delivery of the Credit Agreement and all related documents, negotiation, syndication and closing of the Facilities, including without limitation, attorneys' fees and allocated costs of internal counsel (without duplication) incurred in connection therewith, in each case regardless of whether or not the Facilities close, provided, however, that such costs and expenses shall not exceed $250,000; and
(ii) costs and expenses incurred in connection with enforcement of the Facilities or, if the Facilities have not closed, enforcement of this agreement, including, without limitation, attorneys' fees and allocated costs of internal counsel (without duplication) incurred in connection therewith. The Borrower shall also pay or cause to be paid all costs and expenses of the Administrative Agent associated with amendments and
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United States Enrichment Corporation
July 10, 1998
Page 5




other changes to the Credit Agreement, and all costs and expenses of the Lenders in the collection of the obligations of the Borrower (including reasonable attorneys' fees and allocated costs of internal counsel).

For so long as USEC receives, is entitled to, or subject to, appropriations the amount of USEC's indemnification obligations and reimbursement obligations as set forth in the foregoing two paragraphs shall at all times be limited to appropriations available to USEC at the time of such loss or claim and there is no implication created hereby that Congress will appropriate any additional funds sufficient to meet any deficiencies.

The terms contained in this letter and the Term Sheet are confidential and, except for disclosure in the Borrower's S-I Registration Statement, to your board of directors, officers and employees, to professional advisors retained by you and other persons with a need to know related to the privatization transaction, or as may be required by law, may not be disclosed in whole or in part to any other person or entity without our prior written consent.

Upon your delivery to us of a signed copy of this letter (which may be executed in one or more counterparts) and the Fee Letter, this letter agreement and the Fee Letter shall become binding agreements under New York law as of the date so accepted. Bank of America's commitment hereunder shall remain in effect until 5:00 p.m. New York time, on July 14, 1998 when, if not so accepted, Bank of America's commitment hereunder will terminate. This commitment will expire on September 30, 1998 if the Facilities have not closed on or before that date.

We are pleased to have the opportunity to work with you on this important financing.

Very truly yours,

BANK OF AMERICAN NATIONAL                                   BANCAMERICA ROBERTSON
TRUST AND SAVINGS ASSOCIATION                               STEPHENS

By:    /s/ Dianne P. Allen                                  By:    /s/
   -------------------------------------------                 -----------------------------------------------

Title:     Vice President                                   Title:     Managing Director
       ---------------------------------------                     --------------------------------
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United States Enrichment Corporation
July 10, 1998
Page 6





ACCEPTED AND AGREED TO:
this 13th   day of July, 1998
     --            ----


UNITED STATES ENRICHMENT                                    USEC INC., A DELAWARE
CORPORATION, A FEDERALLY                                    CORPORATION
CHARTERED CORPORATION


By:    /s/ Sarah A. Van Lierde                              By:    /s/ Sarah A. Van Lierde
   ------------------------------------                        -------------------------------

Title:     Treasurer                                        Title:     Treasurer
       ----------------------------------------                    -----------------------------------

                         BANCAMERICA ROBERTSON STEPHENS


                              DISCLOSURE STATEMENT



BancAmerica Robertson Stephens ("BARS") is a wholly-owned, direct subsidiary of BankAmerica Corporation, the parent company of Bank of America National Trust and Savings Association ("Bank of America"). BARS is a broker-dealer registered with the Securities and Exchange Commission, and is a member of the New York Stock Exchange, National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation.

BARS is not a bank. The securities and financial instruments sold, offered or recommended by BARS are not bank deposits, are not guaranteed by, and are not otherwise obligations of, any bank, thrift or other subsidiary of BankAmerica Corporation, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

From time to time, Bank of America's affiliates may lend to one or more issuers whose securities are underwritten, dealt in, or placed by BARS. You are referred to the relevant prospectus, offering statement or other disclosure document for material information relating to any such lending relationship, and whether the proceeds of an issue will be used to repay any such loans. Furthermore, the obligations of BARS are not those of any affiliated bank or thrift, and no such affiliated bank or thrift is responsible for securities underwritten, dealt in, or placed by BARS.

In order for Bank of America and its affiliates to better serve you, they intend to share credit and other information about you with each other and with BARS. BARS also may share credit and other information regarding you with Bank of America and its affiliates. You will be deemed to consent to such sharing of information unless you object in writing, provided, however, that such information shall be treated in accordance with the terms of the Confidentiality Agreement and the Acknowledgment and Agreement of Lender.

BARS also may participate from time to time in a primary or secondary distribution of securities offered or sold to you by it. Further, BARS may act as an investment adviser to issuers whose securities may be offered or sold to you by it.

Confidential                               United States Enrichment Corporation
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                        SUMMARY OF TERMS AND CONDITIONS


                                   USEC INC.
                    $700,000,000 REVOLVING CREDIT FACILITIES


BORROWER:                         USEC Inc., a Delaware Corporation
                                  (the "Borrower").

ARRANGER:                         BancAmerica Robertson Stephens(1) (in such
                                  capacity, the "Arranger").

ADMINISTRATIVE AGENT:             Bank of America National Trust and Savings
                                  Association ("Bank of America" and in such capacity, the "Administrative Agent").

FACILITIES:                       Senior Credit Facilities (the "Facilities")
                                  up to $700,000,000 consisting of:

                                  Acquisition Facilities
                                  TRANCHE A:       $400,000,000, 364-day
                                  revolving credit facility.

                                  TRANCHE B:       $150,000,000, 364-day
                                  revolving credit facility, converting to a one-year term loan on all outstanding balances at the option of the Borrower.





------------------


1        BancAmerica Robertson Stephens is a wholly-owned, non-bank subsidiary of BankAmerica Corporation, the parent company of Bank of America national Trust and Savings Association. BancAmerica Robertson Stephens is a broker-dealer registered with the Securities and Exchange commission, and is a member of the New York Stock Exchange national Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation.


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Confidential                               United States Enrichment Corporation
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                                  Working Capital Facility
                                  TRANCHE C:       $150,000,000 five-year
                                  revolving credit facility, including a
                                  $100,000,000 sublimit for Bid Option
                                  Advances.

                                  Committed Advances
                                  The Facilities will be available for
                                  short-term committed advances ("Committed
                                  Advances").

                                  Bid Option Advances
                                  Borrower may from time to time request
                                  Administrative Agent to solicit competitive bids from Lenders through an auction for short-term bid loan advances up to 180 days at an interest rate quoted by bidding banks ("Bid Option Advances"). Borrower will not be obligated to accept any bids submitted. Outstanding Bid Option Advances will reduce the Working Capital Facility availability.

                                  Requests for such Bid Option Advances shall be for minimum principal amounts of $5,000,000 and in multiples of $1,000,000 in excess thereof. Each bank may (but shall not be required to) bid for Bid Option Advances in excess of its respective commitments.

LENDERS: The Arranger will syndicate the Facilities among a group of financial institutions reasonably acceptable to the Arranger, the Administrative Agent and the Borrower. All institutions participating in the financing, including Bank of America, are collectively referred to as the "Lenders" or singularly as a "Lender".



                           Acquisition Facilities:
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                                  The Arranger will syndicate the Facilities
                                  among a group of U.S.- owned financial
                                  institutions(2) which includes Bank of
                                  America.

                                  Working Capital Facility:
                                  The Arranger will syndicate the Facility among a group of financial institutions which includes Bank of America.

PURPOSE:                          Acquisition Facilities:
                                  The Acquisition Facilities will be used by the Borrower (i) to fund the privatization of United States Enrichment Corporation, a federally chartered corporation ("USEC"), in connection with the initial public offering such that the loan proceeds will be paid to the U.S. Treasury as consideration for the privatization of USEC, (ii) to pay for fees and expenses related to the transaction, and
                                  (iii) to provide for working capital
                                  availability.

                                  Working Capital Facility:
                                  The Working Capital Facility will be used by the Borrower (i) to provide for working capital availability and (ii) for general corporate purposes.

MATURITY:                         TRANCHE A:       Tranche A will terminate and
                                  all outstanding amounts will become due
                                  364-days from execution of the credit
                                  agreement (the "Closing").

                                  TRANCHE B:       Tranche B will terminate and
                                  all outstanding amounts will become due
                                  364-days from Closing, unless, at the option of the Borrower, all outstanding balances are





------------------------


2        As defined by the Bright Line Tests and Presumptions as described in the United States Enrichment Corporation Statutory Requirements, Attachment 1, under the definition of the "Determination of 'Foreign' Status", section B (Presumptions), tests (i) through (viii).

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[BankAmerica Letterhead]                   Page 3                 July 10, 1998

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Confidential                               United States Enrichment Corporation
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                                  converted to a one-year term loan. The term
                                  loan will terminate and all outstanding
                                  amounts will become due 12-months from the time of conversion.

                                  TRANCHE C:       Tranche C will terminate and
                                  all outstanding amounts will become due five years from Closing.

GUARANTEES:                       Upstream guarantees of Borrower's
                                  subsidiaries, as appropriate.

FACILITY FEE:                     A rate per annum determined in accordance
                                  with the attached Pricing Grid and payable on each Lender's commitment amount. The
                                  Facility Fee is payable quarterly in arrears commencing upon Closing.

UTILIZATION FEE:                  A rate per annum determined in accordance
                                  with the attached Pricing Grid.  The
                                  Utilization Fee will apply to the total
                                  amount of outstandings during any day or days in which outstandings exceed 50% of the aggregate Facilities. The Utilization Fee is payable quarterly in arrears commencing upon Closing.

REFINANCING FEE:                  If the $150 million 364-day revolving credit
                                  facility is not paid down within 6 months of Closing, then a one-time refinancing fee of 15 basis points will be paid on each Lender's commitment to this facility. If the $400 million 364-day revolving credit facility is not paid down and canceled within 6 months of Closing, then a one-time refinancing fee of 15 basis points will be paid on each Lender's commitment to this facility.

LETTER OF CREDIT:                 Bank of America as Fronting Bank (the
                                  "Fronting Bank") will issue Letters of Credit
                                  ("Letters of Credit") at rates equal to the applicable Margin on Eurodollar borrowings, plus 10 basis points in fronting fees.




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Confidential                               United States Enrichment Corporation
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BORROWING OPTIONS:                At the Borrower's option, Eurodollar Loans
                                  and Base Rate Loans (together referred to as "Loans").

INTEREST RATES AND PERIODS:       With respect to Eurodollar Loans, LIBOR plus
                                  an Applicable Eurodollar Margin.  The
                                  Applicable Eurodollar Margin for the
                                  Facilities will be based upon the attached
                                  Pricing Grids.

                                  LIBOR: The London Interbank Offered Rate for 1-, 2-, 3, or 6-month deposits as offered by Bank of America to prime international banks in the London dollar market at approximately 11:00 am (New York Time) three Business Days prior to the commencement of such interest period, adjusted for reserve requirements. Interest on LIBOR advances shall accrue on the basis of a 360-day year and actual days elapsed and shall be payable at the end of each applicable interest period or at three-month intervals, if earlier.

                                  Base Rate: The higher of (i) the rate of interest as publicly announced from time to time by Bank of America as its "Reference Rate" or (ii) Federal Funds Rate plus one-half of one percent per annum. Any change in the Reference Rate shall take effect at the opening of business on the date specified in the public announcement of such change, or on a daily basis in the case of (ii) above. Interest on Base Rate advances shall accrue on the basis of a 365/366-day year and actual days elapsed and shall be payable quarterly in arrears.

DEFAULT RATE:                     Post-default interest shall accrue at the
                                  Base Rate plus 2.00%.

AVAILABILITY:                     Committed Advances under the Facilities shall
                                  be in minimum principal amounts of $5,000,000 and in multiples of $1,000,000 in excess thereof, upon three business days




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                                  prior written notice for LIBOR advances and
                                  one business day's notice for Base Rate
                                  advances.

PREPAYMENTS:                      Base Rate Committed Advances may be prepaid
                                  at any time on one business day's notice.
                                  LIBOR Committed Advances may be prepaid on not less than three business days' notice, subject to funding loss indemnity.

MANDATORY PREPAYMENT:             As long as Tranche A is outstanding, Borrower
                                  will apply any net proceeds from equity
                                  issuances after occurrence of the initial public offering, asset sales or long term debt issuance to pay down and permanently reduce Tranche A, it being understood that to the extent that the Borrower receives proceeds from the exercise, if any, of the underwriters' overallotment option granted to the underwriters in the initial public offering, the first $75,000,000 will be applied to Tranche A with the balance available to the Borrower to use at its discretion.

VOLUNTARY REDUCTION
OR COMMITMENT:                    The Borrower may at any time upon five
                                  business days' notice permanently reduce the unused portion of the Facilities without penalty, but subject to funding loss indemnity if mandatory prepayment results therefrom, by an amount equal to $5,000,000 and in multiples of $1,000,000 in excess thereof.

CREDIT AGREEMENT:                 The closing of the Facilities is subject to
                                  the negotiation and execution of a definitive credit agreement and other related documentation (the "Credit Agreement") mutually acceptable to the Borrower, the Arranger, the Administrative Agent and the Lenders. The Credit Agreement includes various conditions precedent, including without limitations the conditions set forth in this Summary of Terms and Conditions (the
                                  "Term Sheet"). The Term Sheet does not
                                  attempt to describe all of the terms and conditions that would pertain to the Facilities, nor does its




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Confidential                               United States Enrichment Corporation
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                                  terms suggest the specific phrasing of
                                  documentation clauses.  Instead, the Term
                                  Sheet is intended to outline certain points of business understanding around which the Facilities will be structured.

REPRESENTATIONS
AND WARRANTIES:                   For Borrower and subsidiaries, those
                                  customarily found in credit agreements for similar financings and such additional representations and warranties as are appropriate under the circumstances, including but not limited to representations related to corporate existence, financial condition, litigation, no breach, corporate authority, approvals, ERISA, taxes,
                                  Investment Company Act, no material adverse change, credit agreements and other material agreements, investments, compliance with laws and regulations, disclosure, assets, solvency, labor matters, environmental matters, proprietary rights, real property and insurance.

OTHER COVENANTS:                  Those affirmative and negative covenants
                                  customarily found in credit agreements for similar transactions, and such additional covenants as are appropriate under the circumstances, including but not limited to:

                                  1.       Affirmative Covenants.  Among other
                                           provisions, the Borrower and its
                                           subsidiaries shall:

                                           -  Submit financial statements and
                                              compliance reports;

                                           -  Preserve corporate existence;

                                           -  Maintain properties (including
                                              intellectual property) and
                                              insurance;

                                           -  Comply with laws (including
                                              environmental laws and ERISA),
                                              except where not material or
                                              otherwise disclosed;

                                           -  Permit inspection of
                                              properties, books and records.




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                                  2.       Negative Covenants. Among other
                                           provisions, with certain provisions
                                           and baskets to be negotiated, to
                                           include:

                                           -    Limitations on investments;

                                           -    Limitation on restricted
                                                payments;

                                           -    Limitation on other subsidiary
                                                indebtedness;

                                           -    Limitation on liens;

                                           -    Limitation on sale or disposal
                                                of assets (with a 10% per annum
                                                carve out);

                                           -    Limitation on engaging in
                                                uninvited acquisitions.

FINANCIAL COVENANTS:              The Borrower shall observe, according to
                                  generally accepted accounting principles, on a consolidated basis, the following financial covenants:

                                      1.   Minimum Tangible Net Worth.  Not at
                                           any time permit Tangible Net Worth,
                                           measured at the end of each fiscal
                                           quarter to be less than the agreed
                                           percentage (the "Agreed Percentage")
                                           of Net Worth as measured at the date
                                           of privatization plus 35% of
                                           positive annual net income plus 50%
                                           of any new equity issuances.  Net
                                           Worth shall be measured based on the
                                           June 30, 1998 audited financials
                                           with adjustments made in accordance
                                           with GAAP to reflect the
                                           privatization, which shall be
                                           confirmed in a certificate by the
                                           Chief Financial Officer. The Agreed
                                           Percentage shall be (a) if the
                                           underwriter's overallotment option
                                           is exercised in full, 80%, (b) if
                                           such option is not exercised at all,
                                           75%, and (c) if such option is
                                           exercised in part (but not in full),
                                           the sum of 75% plus, for every
                                           $3,000,000 of exercise price, 1/10
                                           of 1% (rounded up or down to the
                                           nearest whole percent or, if there
                                           is no nearest, up to the next whole
                                           percent), up to a maximum of 80%.




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                                      2.   Maximum Leverage Ratio. Not at any
                                           time permit as of the end of any
                                           fiscal quarter its ratio of Debt to
                                           Total Capitalization to be greater
                                           than 55%.

                                           Tangible Net Worth shall be
                                           established based on the balance
                                           sheet immediately following
                                           privatization. For purposes hereof,
                                           "Debt" shall include both current
                                           and long term funded debt
                                           obligations, drawn letters of credit
                                           or surety bonds, guarantees of
                                           financial obligations, mandatory
                                           redeemable preferred stock and
                                           capitalized leases. "Total
                                           Capitalization" shall include the
                                           sum of (a) Debt, (b) preferred
                                           equity and (c) common stockholders
                                           equity.

INCREASED COSTS/
CHANGE OF CIRCUMSTANCE/
CAPITAL ADEQUACY/
INDEMNITIES:                          The Credit Agreement shall contain
                                      customary provisions protecting and
                                      indemnifying the Lenders in the event of unavailability of funding, illegality, increased costs, capital adequacy charges and funding losses, and shall provide for a withholding tax gross-up, and general indemnification of the Administrative
                                      Agent, the Arranger and affiliates, and
                                      the Lenders by the Borrower.

EVENTS OF DEFAULT:                    Those customarily found in credit
                                      agreements for similar financing and such others as are appropriate under the circumstances (with notice and grace periods to be negotiated), including but not limited to:

                                      -    Failure to pay any principal,
                                           interest or fees when due under the
                                           Credit Agreement (with five days'
                                           grace period for interest on
                                           Committed Advances and fees);

                                      -    Failure to perform or observe any
                                           covenant;




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[BankAmerica Letterhead]                   Page 9                 July 10, 1998

Confidential                               United States Enrichment Corporation
-------------------------------------------------------------------------------


                                      -    Any representation or warranty of
                                           the Borrower shall be materially
                                           incorrect when made or when deemed
                                           made;

                                      -    Cross default to other material
                                           indebtedness of the Borrower or its
                                           subsidiaries triggered by an event
                                           which would enable the holder of
                                           such debt to accelerate such debt
                                           (subject to a mutually agreed upon
                                           amount to be carved out);

                                      -    If the Nuclear Regulatory Commission
                                           or other governmental authority
                                           takes any action that restricts the
                                           Borrower's operations to the extent
                                           that the Borrower is or will be
                                           unable to make deliveries under
                                           customer contracts, the payment for
                                           which would exceed 10% of Borrower's
                                           projected revenue for the next
                                           twelve consecutive months;

                                      -    Change of ownership or control;

                                      -    Material Adverse Change, except when
                                           the Facilities support the
                                           Borrower's commercial paper;

                                      -    Other defaults relating to the
                                           Borrower or its subsidiaries,
                                           including but not limited to
                                           insolvency, bankruptcy, ERISA and
                                           judgment defaults.

CONDITIONS TO ADVANCES:               Those customarily found in credit
                                      agreements for similar financing and such additional conditions as are appropriate under the circumstances, including but not limited to:

                                      -    Compliance with terms of
                                           privatization;

                                      -    Closing of the Facilities concurrent
                                           with initial public offering (the
                                           "IPO") closing;

                                      -    Closing of the IPO with a minimum of
                                           $1,000,000,000 of gross proceeds;

                                      -    All documents and agreements signed
                                           and delivered;

                                      -    No Event of Default or incipient
                                           default;

                                      -    All representations and warranties
                                           are true as of the date of each
                                           advance;

                                      -    Opinions of legal counsel delivered
                                           at Closing; and




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
Confidential                               United States Enrichment Corporation
-------------------------------------------------------------------------------


                                 -    Except when the Facilities support
                                      the Borrower's commercial paper, no
                                      material adverse change in
                                      operations, business, properties,
                                      condition (financial or otherwise)
                                      of the Borrower or the Borrower and
                                      any of its subsidiaries taken as a
                                      whole ("Material Adverse Change").

ASSIGNMENTS/PARTICIPATIONS:           Acquisition Facilities:
                                      Each Lender may at any time sell
                                      assignments in the Facilities (including non-pro rata assignments) to eligible
                                      U.S.-owned institutions in  minimum
                                      amounts  of $10,000,000 subject to
                                      consent of the Borrower (which will not
                                      be unreasonably withheld or delayed) and the Administrative Agent. Each Lender may also sell participations in all or any part of the Facilities to U.S.- owned institutions(3); provided that participations have voting rights only with respect to "money terms", including matters involving (i) decrease in fees, interest rate spreads or principal, (ii) increase in commitments only if the participant's commitment is increased, or
                                      (iii) extension of the date of final
                                      maturity.

                                      Working Capital Facility:
                                      Each Lender may at any time sell
                                      assignments in the Facilities (including non-pro rata assignments) to eligible institutions in minimum amounts of $10,000,000 subject to consent of the Borrower (which will not be unreasonably withheld or delayed) and the
                                      Administrative Agent.  Each Lender may
                                      also sell participations in all or any
                                      part of the Facilities to





--------------------

3        As defined by the Bright Line Tests and Presumptions as described in the United States Enrichment Corporation Statutory Requirements, Attachment 1, under the definition of the "Determination of 'Foreign' Status", section B (Presumptions), tests (i) through (viii).

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
Confidential                               United States Enrichment Corporation
-------------------------------------------------------------------------------


                                      institutions; provided that
                                      participations have voting rights only
                                      with respect to "money terms", including matters involving (i) decrease in fees, interest rate spreads or principal, (ii) increase in commitments only if the participant's commitment is increased, or
                                      (iii) extension of the date of final
                                      maturity.

EXPENSES:                             The Borrower and USEC will pay or cause
                                      to be paid all costs and expenses
                                      incurred at Closing or within 30 days
                                      upon receipt of an invoice by the
                                      Administrative Agent and the Arranger
                                      (including, without duplication,
                                      reasonable attorneys' fees and allocated costs of internal counsel) in connection with the preparation and delivery of the Credit Agreement and all related documents, and in the negotiation, syndication, closing, and enforcement of the Facilities, regardless of whether the Facilities close, provided that for so long as USEC receives, is entitled to, or subject to, appropriations the amount of USEC's indemnification obligations and reimbursement obligations shall at all times be limited to appropriations available to USEC at the time of such loss or claim and there is no implication created hereby that Congress will appropriate any additional funds sufficient to meet any deficiencies. The
                                      Borrower shall also pay or cause to be
                                      paid all costs and expenses of the
                                      Administrative Agent associated with
                                      amendments and other changes to the
                                      Credit Agreement, and all costs and
                                      expenses of the Lenders in the collection of the obligations of the Borrower
                                      (including reasonable attorney' fees and allocated costs of internal counsel).

                                      As defined by the Bright Line Tests and
                                      presumptions as described in the United
                                      States Enrichment Corporation Statutory
                                      Requirements, Attachment 1, under the
                                      definition of the "Determination of
                                      'Foreign' Status", section B
                                      (Presumptions), tests (i) through (viii).




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
Confidential                               United States Enrichment Corporation
-------------------------------------------------------------------------------



CLEAR MARKET PROVISION:               From the date of acceptance of an offer,
                                      until the signing date, the Borrower
                                      agrees that no other similar credit
                                      facilities or debts issued by the
                                      Borrower will be syndicated or privately placed which might, in the Arranger's opinion, have a detrimental effect on the successful completion of the transaction described herein, and will advise the Arranger immediately if any issue is contemplated (it being expressly understood that the Borrower's expected long term public debt issuance and commercial paper program will not be regarded as a competing offering).

INDEMNIFICATIONS:                     Standard for a transaction of this type.

DOCUMENTATION:                        Closing is subject to (among other
                                      conditions precedent) the receipt by the Administrative Agent and the Lenders of loan documentation in form and substance satisfactory to them, in accordance with the terms of the Commitment Letter.

GOVERNING LAW:                        State of New York.

This Summary of Terms and Conditions (the "Term Sheet") does not attempt to describe all of the terms and conditions that would pertain to the Facilities, nor do its terms suggest the specific phrasing of documentation clauses. Instead, it is intended to outline certain points of business understanding around which the Facilities will be structured. The closing of any financial transaction relating to the Facilities would be subject to definitive loan documentation mutually acceptable to the Borrower, the Arranger, the Administrative Agent and the Lenders and would include various conditions precedent, including without limitations the conditions set forth above.

                                 PRICING GRIDS

PRICING GRIDS:
Facility fees and spreads on advances will be based on the long term senior unsecured debt rating of the Borrower provided by Standard & Poor's ("S&P") and Moody's Investors Service ("Moody's"). Until the Borrower receives such ratings from S&P and Moody's, pricing shall be based on Level III as indicated by the private letter rating from S&P. Once ratings are received by both S&P and Moody's, the applicable rating for the Facilities shall




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
Confidential                               United States Enrichment Corporation
-------------------------------------------------------------------------------


be the higher of the senior long term unsecured debt ratings for the Borrower from S&P and Moody's if the ratings are split by one level. In the event the ratings are split by more than one level, the applicable rating shall be one level higher than the lower rating. Changes in the margin will become effective immediately for outstanding advances. If the $150 million 364-day revolving credit facility, which is part of the Acquisition Facilities, is converted into a 1-year term loan, an additional 15 bps will be added to the LIBOR Margin for the All-In Drawn Cost at each Pricing Level. A Utilization Fee of 5.0 basis points will be added to the applicable LIBOR margin or Base Rate on all outstandings if the Borrower utilizes over 50% of the Facilities.




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[BankAmerica Letterhead]                   Page 14                July 10, 1998

Confidential                               United States Enrichment Corporation
-------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------
                                Acquisition Facilities (in basis points)
------------------------------------------------------------------------------------------------------------

                     Level 1    Level II     Level III       Level IV        Level V         Level VI
                     -------    --------     ---------       --------        -------         --------
                     >A/A2      >A-/A3       >BBB+/Baa1      >BBB/Baa2       >BBB-/Baa3      <BB+/Ba1
                     -          -            -               -               -
------------------------------------------------------------------------------------------------------------
Facility Fee:             6.0           7.0             8.5            10.0            15.0          17.5

LIBOR Margin:            16.5          18.0            24.0            30.0            35.0          57.5

All-In Drawn Cost:       22.5          25.0            32.5            40.0            50.0          75.0

All-In Drawn with                      27.5            30.0            37.5            45.0          55.0
 Utilization
Fee:(1)
------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------
                             Working Capital Facility (in basis points)

------------------------------------------------------------------------------------------------------
                     Level 1    Level II  Level III       Level IV       Level V         Level VI
                     -------    --------  ---------       --------       -------         --------
                     >A/A2      >A-/A3    >BBB+/Baa1      >BBB/Baa2      >BBB-/Baa3      <BB+/Ba1
                     -          -         -               -              -
------------------------------------------------------------------------------------------------------
Facility Fee:             7.0        8.5            11.0           12.5           17.5          20.0

LIBOR Margin:            15.5       16.5            21.5           27.5           32.5          55.0

All-In Drawn Cost:       22.5       25.0            32.5           40.0           50.0          75.0

All-In Drawn with        27.5       30.0            37.5           45.0           55.0          80.0
Utilization
Fee:(1)
------------------------------------------------------------------------------------------------------





------------------

1        Payable on all outstandings if total outstandings exceed 50% of the aggregate amount of the Facilities at any time.


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[BankAmerica Letterhead]                   Page 15                July 10, 1998

[BankAmerica letterhead]


                                                                    CONFIDENTIAL


July 10, 1998




United States Enrichment Corporation               USEC, Inc.
6903 Rockledge Drive                               6903 Rockledge Drive
Bethesda, MD 20817-1818                            Bethesda, MD 20817-1818

Attn:    Sarah A. Van Lierde
         Treasurer

Ladies and Gentlemen:

Bank of America National Trust and Savings Association ("Bank of America") is pleased to confirm its offer to act as underwriter (the "Underwriter") and as administrative agent (the "Administrative Agent") for the Lenders in connection with the $700,000,000 senior credit facilities in the form of acquisition facilities which include (i) a $400,000,000 364-day revolving credit facility and (ii) a $150,000,000 364-day revolving credit facility which is convertible at the option of USEC Inc. (the "Borrower") to a one-year term loan facility (the "Acquisition Facilities"), and working capital facilities which include a $150,000,000 five-year revolving credit facility (the "Working Capital Facility," and together with the Acquisition Facilities, the "Facilities") to be made available to USEC Inc. Further, BancAmerica Robertson Stephens ("BARS") is pleased to confirm its offer to act as arranger (the "Arranger") for the Facilities. The Facilities will be used by the Borrower (i) to fund the privatization of United States Enrichment Corporation, a federally chartered corporation ("USEC"), in connection with the initial public offering such that the loan proceeds will be paid to the U.S. Treasury as consideration for the privatization of USEC, (ii) to provide for working capital availability, (iii) for general corporate purposes, and (iv) to pay for fees and expenses related to the transaction.

This letter constitutes the "Fee Letter" referred to in the commitment letter of even date herewith attached hereto, and sets forth the fees payable to Bank of America as

United States Enrichment Corporation
July 10, 1998
Page 2


Underwriter and Administrative Agent and BARS as Arranger in connection with the Facilities. All terms defined in the commitment letter shall have the same meanings when used herein.

If the Borrower and USEC make available six weeks for full syndication from execution of the mandate to closing under the Facilities, the Borrower and USEC shall pay to the Arranger solely for its own account an underwriting fee of 30 basis points on the Underwriter's total commitment level as outlined in the commitment letter. If the Borrower and USEC do not make available six weeks for full syndication, but assist BARS in engaging two additional agents for commitments of $125,000,000 each prior to closing of the Facilities, then an additional 5 basis points would be added to the underwriting fee for a total of 35 basis points. If the Borrower and USEC do not make available six weeks for full syndication and Bank of America closes the Facilities on a sole basis prior to syndication, then the underwriting fee shall be 40 basis points in total. The underwriting fee will be determined and will be due and payable in full at the closing of the Facilities ("Closing"). Any fees payable to the Lenders are for the account of the Arranger, such fees to be determined solely at the Arranger's own discretion. The Borrower further will pay or cause to be paid to Bank of America as Administrative Agent an agency fee of $35,000, per annum, such fee to be paid annually in advance commencing at Closing.

Please indicate your acceptance of this Fee Letter by signing and returning the duplicate copy hereof, whereupon this Fee Letter will constitute a binding agreement between the Borrower and USEC, on the one hand, and BARS and Bank of America, on the other. This Fee Letter may be signed in one or more counterparts, and shall not be deemed to be superseded by any other letter or documentation, including ultimate loan documentation, unless such other letter or documentation is executed by you and us, expressly makes reference to this Fee Letter, and states that this Fee Letter is superseded thereby. The fees described above or in the Term Sheet shall be non-refundable for any reason whatsoever and shall be in addition to and not creditable against any other fee, cost or expense payable under the credit documentation.

United States Enrichment Corporation
July 10, 1998
Page 3


We look forward to working with the Borrower and USEC toward the successful completion of this financing.

Very truly yours,



BANCAMERICA ROBERTSON STEPHENS


By:     /s/
    -----------------------------------

Title:     Managing Director
       --------------------------------


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION

By:      /s/ Dianne P. Allen
     ----------------------------------

Title:     Vice President
       --------------------------------


ACCEPTED AND AGREED TO:
this 13th   day of July, 1998
     --  --        ----


UNITED STATES ENRICHMENT CORPORATION,
A FEDERALLY CHARTERED CORPORATION

By:      /s/ Sarah A. Van Lierde
     ----------------------------------

Title:     Treasurer
       --------------------------------

Date:     July 13, 1998
      ---------------------------------


USEC INC., A DELAWARE CORPORATION

United States Enrichment Corporation
July 10, 1998
Page 4




By:    /s/ Sarah A. Van Lierde
     ----------------------------------

Title:     Treasurer
       --------------------------------

Date:     July 13, 1998
      ---------------------------------